UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2007 (March 9, 2007)

COMMUNITY BANKS, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-2251762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 001-11663
(Commission file number)

777 East Park Drive, Harrisburg, PA	17111
(Address of Principal Executive Offices)	(Zip Code)

(717) 920-5800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 9, 2007, Community Banks, Inc. (“Community”), through a newly formed Delaware statutory trust subsidiary, completed an offering of 20,000 shares of fixed/floating rate trust preferred securities with an aggregate offering price of $20,000,000. The securities were issued by CMTY Capital Statutory Trust V (the “Trust”).

The trust preferred securities were offered and sold to an initial purchaser in a private transaction that was not registered under the Securities Act of 1933. The initial purchaser intends to sell the trust preferred securities to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933). The securities will not be registered under the Securities Act of 1933 and may not be offered or otherwise sold in the United States absent registration or an applicable exemption from such registration requirements.

The trust preferred securities were issued at a fixed/floating rate and mature on March 15, 2037, however, they are callable at par by Community after five years. Distributions on the securities are cumulative and are payable quarterly. The trust preferred securities are fully and unconditionally guaranteed on a subordinated basis by Community with respect to distributions and amounts payable upon liquidation, redemption or repayment pursuant to a Guarantee Agreement between Community and Wilmington Trust Company as trustee. Community’s guarantee is unsecured and ranks subordinate and junior in right of payment to all present and future senior indebtedness of Community.

The Trust also issued common securities in the amount of $619,000 to Community. The entire proceeds from the sale by the Trust to the holders of the trust preferred securities were combined with the entire proceeds from the sale by the Trust to Community of its common securities and were used by the Trust to purchase $20,619,000 in principal amount of fixed/floating rate Junior Subordinated Deferrable Interest Debentures from Community. The trust preferred securities and the common securities of the Trust were issued pursuant to an Amended and Restated Declaration of Trust among Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, Donald F. Holt and V. Anthony Viozzi, as administrators, and Community.

The fixed/floating rate Junior Subordinated Deferrable Interest Debentures of Community were issued pursuant to an Indenture between Community and Wilmington Trust Company, as indenture trustee. The terms of the Debentures are substantially the same as the terms of the trust preferred securities. Interest payable by Community to the Trust on the Debentures will be used by the Trust to make distributions to holders of the trust preferred securities. While Community may defer payments of interest on the Debentures up to 20 consecutive quarterly periods (but not beyond the March 15, 2037 maturity date of the Debentures), as long as no acceleration event of default (as defined in the Indenture) has occurred, Community has no intention to defer such payments. If Community would defer payments of interest on the Debentures, distribution payments to holders of the trust preferred securities would also be deferred.

The fixed/floating rate Junior Subordinated Deferrable Interest Debentures are subordinated to the payment of any other indebtedness of Community that is not similarly subordinated.

Upon the occurrence and continuation of an event of a default relating to the Debentures (as defined in the Indenture), either the indenture trustee or the holders of at not less than 25% in aggregate principal amount of the Debentures may declare the entire principal of the Debentures and the accrued interest immediately due and payable. Also upon occurrence and continuation of an event of default or if Community should elect to defer payment on the Debentures, with limited exceptions, Community may not declare or pay any dividends or distributions on its common stock.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The description contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Form of Placement Agreement between Community Banks, Inc. and the Delaware statutory trust subsidiary (CMTY Capital Statutory Trust V) and the placement agents.

4.1	Form of Declaration of Trust between Community Banks, Inc., as sponsor, and Wilmington Trust Company.

4.2
Form of Amended and Restated Declaration of Trust among Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, Community Banks, Inc., and Donald F. Holt and V. Anthony Viozzi, as administrators.

4.3	Form of Indenture between Community Banks, Inc. as issuer, and Wilmington Trust Company, as trustee.

4.4	Form of Guarantee Agreement between Community Banks, Inc., as guarantor, and Wilmington Trust Company, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKS, INC.
(Registrant)

Dated: March 14, 2007	By:	/s/ Donald F. Holt
Donald F. Holt Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Placement Agreement between Community Banks, Inc. and the Delaware statutory trust subsidiary (CMTY Capital Statutory Trust V) and the placement agents.

4.1	Form of Declaration of Trust between Community Banks, Inc., as sponsor, and Wilmington Trust Company.

4.2
Form of Amended and Restated Declaration of Trust among Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, Community Banks, Inc. and Donald F. Holt and V. Anthony Viozzi, as administrators.

4.3	Form of Indenture between Community Banks, Inc. as issuer, and Wilmington Trust Company, as trustee.

4.4	Form of Guarantee Agreement between Community Banks, Inc., as guarantor, and Wilmington Trust Company, as trustee.